James F. Fagan
                                                    or
                                              Kathaleen Carroll Coelho
                                                    at
                                              (508) 872-3711






                   ARROW AUTOMOTIVE INDUSTRIES ANNOUNCES
                         FOURTH QUARTER RESULTS, FISCAL 1996


 FRAMINGHAM, Mass., September 26, 1996 -- Arrow Automotive Industries, Inc.

 (ASE:  AI) announced operating results for its fourth quarter of fiscal year

 1996, ended June 29, 1996.  Sales for the current quarter were $24,502,000,

 compared to sales of $24,773,000 for same quarter in fiscal year 1995.  Arrow

 sustained a net loss of $624,000,    or 22 cents per share compared to net

 loss of $109,000 or 4 cents per share for the fourth quarter of fiscal year

 1995.



 Year to date sales were $103,603,000 in fiscal year 1996 compared to sales of

 $106,574,000 in fiscal year 1995.  Operating results for the current fiscal year were a net loss of $1,444,000, or 50 cents per share compared to net loss of $245,000 or 9 cents per share for the 1995 fiscal year.

 ARROW AUTOMOTIVE INDUSTRIES ANNOUNCES
 FOURTH QUARTER RESULTS, FISCAL 1996
 PAGE 2


 Jim L. Osment, Arrow's President, recently announced a plan to restructure the

 Company's operations.  The Company will close its Santa Maria, California manufacturing facility whose production will be transferred to Arrow's

 Morrilton, Arkansas plant.  Arrow will continue to operate a fully staffed,

 full inventory distribution center in Santa Maria, California for customers on the west coast.  The consolidation of plant facilities is consistent with the

 Company's plan to consolidate certain administrative functions as well as the production of certain product lines.  According to Mr. Osment, "these actions are being taken to enhance the operating efficiencies and financial performance of the Company."



 Arrow, with headquarters in Framingham, Mass., is one of the nation's largest remanufacturers of precision replacement parts for domestic and import passenger cars, light and heavy trucks, farm vehicles and off-road industrial and construction equipment.  Arrow operates remanufacturing and distribution facilities in Spartanburg, S.C., Morrilton, Ark., and Santa Maria, Calif.



 Arrow's shares are traded on the American Stock Exchange (Symbol AI).



                              # # #

 Note:  Consolidated Condensed Statements of Operations attached.

                                                                                (UNAUDITED)

                                                                           THREE MONTHS ENDED
                                                              JUNE 29,                              JUNE 24,
                                                                1996                                  1995
                                                             (13 WEEKS)                            (13 WEEKS)
 NET SALES                                                             $24,502                               $24,773
 LOSS BEFORE TAXES                                                       (989)                                 (128)
 BENEFIT FROM INCOME TAXES                                               (365)                                  (19)
 NET LOSS                                                               ($624)                                ($109)
 LOSS PER SHARE
 LOSS PER SHARE                                                        ($0.22)                               ($0.04)
 AVERAGE NUMBER OF SHARES
    OUTSTANDING                                                      2,873,083                             2,872,635

                                                                          TWELVE MONTHS ENDED
                                                              JUNE 29,                           JUNE 24,
                                                                1996                               1995
                                                             (53 WEEKS)                         (52 WEEKS)
 NET SALES                                                            $103,603                           $106,574
 LOSS BEFORE TAXES                                                     (2,269)                              (348)
 BENEFIT FROM INCOME TAXES                                               (825)                              (103)
 NET LOSS                                                             ($1,444)                             ($245)
 LOSS PER SHARE
 NET LOSS PER SHARE                                                    ($0.50)                            ($0.09)
 AVERAGE NUMBER OF SHARES
    OUTSTANDING                                                      2,873,083                          2,872,309